                                                           FOR IMMEDIATE RELEASE




INVESTOR RELATIONS CONTACT:                                  COMPANY CONTACT:
   Neil Berkman or Melanie Beeler                              Owen Farren
   Neil Berkman Associates                                     President & CEO
   (310) 277-5162                                              (856)  727-1500
   info@BerkmanAssociates.com                                  www.slpdq.com



               SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS FOR
                     ITS SECOND QUARTER ENDED JUNE 30, 2001


      MT. LAUREL, NEW JERSEY, AUGUST 7, 2001 . . . SL INDUSTRIES, INC. (NYSE & PHLX:SL) announced today that net sales from continuing operations for the second quarter ended June 30, 2001 were $32.5 million (or $35.4 million inclusive of discontinued operations), compared to net sales of $39.1 million (or $44.1 million inclusive of discontinued operations) for the second quarter last year, a decrease of $6.6 million or 17% ($8.7 million or 20% inclusive of discontinued operations). Pro forma net loss from continuing operations was $0.1 million for the second quarter ended June 30, 2001, compared to pro forma net income of $1.8 million for the same period last year. Pro forma net loss from continuing operations for the second quarter ended June 30, 2001 excludes the effects of restructuring costs of $0.7 million, net of taxes, and write down of inventory of continuing operations of $1.9 million, net of taxes. Pro forma net income from continuing operations for the second quarter ended June 30, 2000 excludes the effects of operating losses of discontinued operations of $1.0 million, net of taxes.

      Actual net loss for the second quarter ended June 30, 2001 was $5.3 million, or $0.93 per diluted share, compared with actual net income of $0.8 million, or $0.14 per diluted share, for the same period last year.

      Net sales from continuing operations for the six months ended June 30, 2001 were $70.1 million (or $79.1 million inclusive of discontinued operations), compared to net sales of $76.5 million (or $87.7 million inclusive of discontinued operations) for the six months ended June 30, 2000, a decrease of $6.4 million or 8% ($8.6 million or 10%, inclusive of discontinued operations). Pro forma net income from continuing operations was $0.4 million for the six months ended June 30, 2001, compared to pro forma net income of $3.4 million for the same period last year. Pro forma net income from continuing operations excludes the effects of restructuring costs of $0.7 million, net of taxes, and write down of inventory of continuing operations of $1.9 million, net of taxes. Pro forma net income from continuing operations for the six months ended June 30, 2000 excludes the effects of operating losses of discontinued operations of $2.0 million, net of taxes.

      Actual net loss for the six months ended June 30, 2001 was $4.8 million, or $0.85 per diluted share, compared with actual net income of $1.3 million, or $0.23 per diluted share, for the same period last year.

      In July 2001, the Board of Directors authorized the disposition of the Company's SL Waber subsidiary. Operations of this subsidiary are expected to continue until approximately September 30, 2001.


                                     (more)

SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS FOR ITS SECOND QUARTER ENDED JUNE 30, 2001
August 7, 2001
Page Two




The net losses of this subsidiary are included in the Consolidated Statements of Operations under "discontinued operations." Net sales from discontinued operations for the second quarter ended June 30, 2001 were $2.9 million, compared to net sales of $5.0 million for the second quarter last year, a decrease of $2.1 million or 42%. Actual net loss from discontinued operations for the second quarter ended June 30, 2001 was $2.6 million, compared with actual net loss of $1.0 million, net of taxes, for the same period last year. Net sales from discontinued operations for the six months ended June 30, 2001 were $9.0 million, compared to net sales of $11.2 million for the six months ended June 30, 2000, a decrease of $2.2 million or 20%. Actual net loss from discontinued operations for the six months ended June 30, 2001 was $2.6 million, compared with actual net loss of $2.0 million, for the same period last year. The provision for loss from discontinued operations reflected in the Consolidated Statement of Operations includes the write-down of the assets of the subsidiary to estimated realizable values and the anticipated losses through September 30, 2001, less the expected tax benefits applicable thereto.

      During the second quarter ended June 30, 2001, the Company made two announcements of programs to reduce its workforce, consolidate excess facilities, and restructure certain business functions in response to the sudden and substantial downturn in sales to telecommunications equipment manufacturers. In these announcements, the Company stated it would record pre-tax restructuring charges of $2.0 million ($1.3 million and $0.7 million), of which $1.1 million was recorded in the second quarter. The additional $900,000 will be recognized in the second half of 2001.

      Commenting on the results, Owen Farren, President and Chief Executive Officer of SL Industries, said, "As we have previously reported, SL Industries has been and continues to be adversely affected in its Condor, Teal and Waber business units by the sudden and substantial decline in telecommunications and semiconductor capital spending. For the second quarter, order intake at Condor and Teal was $14.7 million, as compared to $22.9 million for the same period last year. This decline, the related cancellation of customer orders and programs, as well as the drop in electronic component pricing led to the Company's inventory charge of $1.9 million, net of taxes, and the restructuring charges of $2.0 million. In addition, the Company is experiencing softening in industrial distribution, as many of its major distributors work to reduce their inventories. Both Condor and Teal, however, have been awarded a number of important new OEM programs from medical, semiconductor, telecommunications, and other industrial equipment manufacturers."

      "The Company's other major business units performed well. At RFL Electronics, order intake for the second quarter of 2001 was $7.2 million, as compared to $5.4 million for the same period last year. In the Company's power motion group, SL Montevideo Technology and Elektro-Metall Export, order intake for the second quarter of 2001 was $14.2 million, as compared to $11.3 million for the same period last year."


                                     (more)

SL INDUSTRIES, INC. ANNOUNCES FINANCIAL RESULTS FOR ITS SECOND QUARTER ENDED JUNE 30, 2001
August 7, 2001
Page Three




      Farren continued, "The Company continues to take strong measures to conserve cash. The Company believes it will have adequate liquidity from operations and through its credit facility to fund operations and working capital requirements through the end of the third quarter. It is actively seeking to raise additional funds in the near term through the sale or other disposition of certain of its non-operating assets and is engaged in discussions with its current lenders regarding its liquidity position and working capital needs. The Company is seeking to obtain additional financing through other sources. We cannot be certain that the Company will be able to obtain additional funds, sufficient to conduct its operations, on satisfactory terms, in which event its ability to continue operations as presently conducted will be materially adversely affected."

      Farren concluded, "SL Industries is continuing its discussions with potential acquirers. As we recently announced, based on interest expressed by certain parties, the Company has directed Credit Suisse First Boston to solicit interest in SL's power electronics group and power motion group separately, while it continues to work with us in pursuing the original process to sell the entire Company. We anticipate that by the end of August interested parties will have completed their due diligence reviews and submitted formal offers for evaluation."

CONFERENCE CALL

      SL Industries has scheduled a conference call today at 11:00 AM EDT to discuss its results for the second quarter of 2001. A simultaneous WebCast of the conference call may be accessed online at www.StreetFusion.com or at www.slpdq.com. A replay will be available immediately following the WebCast at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #18087959 beginning at approximately 1:00 PM EDT.

ABOUT SL INDUSTRIES

      SL Industries, Inc. designs, manufactures and markets Power and Data Quality (PDQ) equipment and systems for industrial, medical, aerospace and consumer applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.slpdq.com.

FORWARD-LOOKING STATEMENTS

      This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reductions undertaken by the Company, the Company's ability to obtain adequate working capital on satisfactory terms, the Company's ability to meet its obligations under its credit facility or to obtain waivers thereof, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                                (table attached)

                               SL INDUSTRIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
              (All amounts in thousands, except for per share data)


                                                                Three-Months Ended                     Six-Months Ended
                                                                      June 30,                             June 30,
                                                              2001               2000               2001               2000
                                                            --------           --------           --------           --------
Net sales ........................................          $ 32,479           $ 39,098           $ 70,061           $ 76,507
                                                            --------           --------           --------           --------
Cost and expenses:
    Cost of products sold ........................            22,486             25,113             47,774             48,660
    Engineering and product development ..........             2,253              2,508              4,581              5,020
    Selling, general and administrative ..........             6,659              6,850             13,489             13,658
    Depreciation and amortization ................             1,167              1,110              2,313              2,308
                                                            --------           --------           --------           --------
Total cost and expenses ..........................            32,565             35,581             68,157             69,646
                                                            --------           --------           --------           --------
Income (loss) from operations ....................               (86)             3,517              1,904              6,861
Other income (expense):
    Interest income ..............................               107                138                179                202
    Interest expense .............................              (757)              (755)            (1,460)            (1,515)
                                                            --------           --------           --------           --------
Income (loss) from continuing
 operations before income taxes ..................              (736)             2,900                623              5,548
Income taxes .....................................              (637)             1,108                211              2,201
                                                            --------           --------           --------           --------
PRO FORMA INCOME (LOSS) FROM CONTINUING OPERATIONS               (99)             1,792                412              3,347

Restructuring costs (net of taxes) ...............               728                  0                728                  0
Write-down of inventory (net of taxes) ...........             1,899                  0              1,899                  0
Discontinued operations (net of taxes) ...........             2,586                996              2,618              2,003
                                                            --------           --------           --------           --------
Actual net income (loss) .........................          $ (5,312)          $    796           $ (4,833)          $  1,344
                                                            ========           ========           ========           ========

BASIC NET INCOME PER COMMON SHARE
    Income (Loss) from continuing operations .....          $  (0.02)          $   0.32           $   0.07           $   0.60
    Restructuring costs of continuing operations .             (0.46)              0.00              (0.46)              0.00
    Discontinued operations ......................             (0.45)             (0.18)             (0.46)             (0.36)
                                                            --------           --------           --------           --------
    Net Income (Loss) ............................          $  (0.93)          $   0.14           $  (0.85)          $   0.24
                                                            ========           ========           ========           ========

DILUTED NET INCOME PER COMMON SHARE
    Income (Loss) from continuing operations .....          $  (0.02)          $   0.31           $   0.07           $   0.58
    Restructuring costs of continuing operations .             (0.46)              0.00              (0.46)              0.00
    Discontinued operations ......................             (0.45)             (0.17)             (0.46)             (0.35)
                                                            --------           --------           --------           --------
    Net Income (Loss) ............................          $  (0.93)          $   0.14           $  (0.85)          $   0.23
                                                            ========           ========           ========           ========

Shares used in computing basic
  net income (loss) per common share .............             5,705              5,615              5,690              5,621
Shares used in computing diluted
  net income (loss)  per common share ............             5,705              5,714              5,690              5,768

                               SL INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
              (All amounts in thousands, except for per share data)


                                                                     Three-Months Ended                     Six-Months Ended
                                                                          June 30,                              June 30,
                                                                   2001               2000               2001               2000
                                                                 --------           --------           --------           --------
Net sales ..................................................     $ 32,479           $ 39,098           $ 70,061           $ 76,507
Cost and expenses:
    Cost of products .......................................       22,486             25,113             47,774             48,660
    Write-down of inventory ................................        2,890                  0              2,890                  0
    Engineering and product development ....................        2,253              2,508              4,581              5,020
    Selling, general and administrative ....................        6,659              6,850             13,489             13,658
    Depreciation and amortization ..........................        1,167              1,110              2,313              2,308
    Restructuring costs ....................................        1,108                  0              1,108                  0
                                                                 --------           --------           --------           --------
Total cost and expenses ....................................       36,563             35,581             72,155             69,646
                                                                 --------           --------           --------           --------
Income (loss) from operations ..............................       (4,084)             3,517             (2,094)             6,861
Other income (expense):
    Interest income ........................................          107                138                179                202
    Interest expense .......................................         (757)              (755)            (1,460)            (1,515)
                                                                 --------           --------           --------           --------
Income (loss) from continuing operations before income taxes       (4,734)             2,900             (3,375)             5,548
Income taxes ...............................................       (2,008)             1,108             (1,160)             2,201
                                                                 --------           --------           --------           --------
Income (loss) from continuing operations ...................       (2,726)             1,792             (2,215)             3,347
                                                                 --------           --------           --------           --------
Discontinued operations (net of tax) .......................       (2,586)              (996)            (2,618)            (2,003)
                                                                 --------           --------           --------           --------
Net income (loss) ..........................................     $ (5,312)          $    796           $ (4,833)          $  1,344
                                                                 ========           ========           ========           ========
BASIC NET INCOME (LOSS) PER COMMON SHARE
    Income (loss) from continuing operations ...............     $  (0.48)          $   0.32           $  (0.39)          $   0.60
    Discontinued operations (net of tax) ...................        (0.45)             (0.18)             (0.46)             (0.36)
                                                                 --------           --------           --------           --------
    Net Income (loss) ......................................     $  (0.93)          $   0.14           $  (0.85)          $   0.24
                                                                 ========           ========           ========           ========
DILUTED NET INCOME (LOSS) PER COMMON SHARE
    Income (loss) from continuing operations ...............     $  (0.48)          $   0.31           $  (0.39)          $   0.58
    Discontinued operations (net of tax) ...................        (0.45)             (0.17)             (0.46)             (0.35)
                                                                 --------           --------           --------           --------
    Net Income (loss) ......................................     $  (0.93)          $   0.14           $  (0.85)          $   0.23
                                                                 ========           ========           ========           ========
Shares used in computing basic net income (loss)
  per common share .........................................        5,705              5,615              5,690              5,621
Shares used in computing diluted net income (loss)
  per common share .........................................        5,705              5,714              5,690              5,768


                               SL INDUSTRIES, INC.
               CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
                                   (Unaudited)

                                                                     Three-Months Ended                  Six-Months Ended
                                                                           June 30,                           June 30,
                                                                     2001            2000              2001              2000
                                                                   -------           -----           -------           -------
Net income (loss) .......................................          $(5,312)          $ 796           $(4,833)          $ 1,344
    Currency translation adjustment, net of related taxes              134             (38)               65               (26)
                                                                   -------           -----           -------           -------
Comprehensive income (loss) .............................          $(5,178)          $ 758           $(4,768)          $ 1,318
                                                                   =======           =====           =======           =======

                               SL INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                           (All amounts in thousands)

                                                                                             June 30,          December 31,
                                                                                               2001                2000
                                                                                            ---------           ---------
ASSETS
Current assets:
   Cash and cash equivalents .....................................................          $       0           $   1,189
   Receivables, less allowances of $1,996 and $2,235, respectively ...............             19,282              20,312
   Inventories ...................................................................             21,048              23,491
   Prepaid expenses ..............................................................              1,064               1,140
   Net current assets of discontinued operations .................................              4,401               4,866
   Deferred income taxes .........................................................              7,403               4,864
                                                                                            ---------           ---------
        Total current assets .....................................................             53,198              55,862

Property, plant and equipment, less
  accumulated depreciation of $16,647 and $16,857 respectively ...................             19,800              19,781
Fixed assets of discontinued operations, less accumulated depreciation ...........                753                 980
Long-term note receivable ........................................................              2,099               2,118
Deferred income taxes ............................................................              1,291               1,629
Cash surrender value of life insurance policies ..................................             12,022              11,486
Intangible assets, less accumulated amortization of $6,008 and $5,356 respectively             20,169              20,770
Other assets .....................................................................                811                 855
                                                                                            ---------           ---------
        Total assets .............................................................          $ 110,143           $ 113,481
                                                                                            =========           =========

LIABILITIES
Current liabilities:
   Short-term debt ...............................................................          $     869           $       0
   Long-term debt due within one year ............................................             36,438                 186
   Accounts payable ..............................................................              7,845              11,309
   Accrued income taxes ..........................................................              1,639                 724
   Accrued liabilities:
     Payroll and related costs ...................................................              4,942               5,070
     Other .......................................................................              9,744               7,393
                                                                                            ---------           ---------
        Total current liabilities ................................................             61,477              24,682

Long-term debt less portion due within one year ..................................              1,009              36,533
Deferred compensation and supplemental retirement benefits .......................              5,957               5,892
Other liabilities ................................................................              2,552               3,024
                                                                                            ---------           ---------
        Total liabilities ........................................................          $  70,995           $  70,131

SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized, 6,000 shares; none issued .............          $       0           $       0
Common stock, $.20 par value; authorized, 25,000 shares; issued 8,298 shares .....              1,660               1,660
Capital in excess of par value ...................................................             38,952              38,455
Retained earnings ................................................................             14,714              19,547
Accumulated other comprehensive income ...........................................                127                  62

Treasury stock at cost, 2,588 and 2,639 shares, respectively .....................            (16,305)            (16,374)
                                                                                            ---------           ---------
        Total shareholders' equity ...............................................             39,148              43,350
                                                                                            ---------           ---------
        Total liabilities and shareholders' equity ...............................          $ 110,143           $ 113,481
                                                                                            =========           =========